REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stakeholders of Warrender Enterprise, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Warrender Enterprise, Inc. (“the Company”) as of December 31, 2019 and 2018, and the related statements of operations, shareholder’s equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the current business climate and COVID-19 risks have significant adverse impacts on the Company’s operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019. Spokane, Washington
May 7, 2020

LIFTED LIQUIDS
BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$738,804	$144,284
Accounts Receivable, net of $49,329 allowance in 2019 and $24,088 in 2018	201,230	165,029
Inventory	320,594	223,878
Total Current Assets	1,260,628	533,191
Fixed Assets, less accumulated depreciation of $31,266 in 2019 and $14,830 in 2018	82,549	95,242
Intangible Assets, less accumulated amortization of $278 in 2019 and $0 in 2018	4,722	0
Security Deposit	1,600	3,880
Operating Lease Right-of-Use Asset, net of Right-of-Use Asset Amortization of $17,336 in 2019	26,019	0
Total Assets	$1,375,518	$632,313
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	190,234	8,760
Operating Lease Liability	18,230	0
Deferred Revenue	64,696	3,801
Total Current Liabilities	273,160	12,561
Non-Current Operating Lease Liability	7,672	0
Total Liabilities	280,832	12,561

Commitments and Contingencies	0	0

Shareholders' Equity:
Common Stock, no par value; 100 shares authorized; 100 shares outstanding	1,000	1,000
Shareholder's Equity	1,093,686	618,752
Total Shareholders' Equity	1,094,686	619,752
Total Liabilities and Shareholders' Equity	$1,375,518	$ 632,313

The accompanying notes are an integral part of these financial statements.

LIFTED LIQUIDS
STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2019	2018
Net Sales	$4,179,420	$1,777,641
Cost of Goods Sold	2,402,851	795,369
Gross Profit	1,776,569	982,272
Selling, General and Administrative Expenses	56,637	61,115
Auto Expense	5,622	9,287
Bank Charges and Merchant Fees	49,133	29,723
Bad Debt	25,241	17,455
Payroll Expenses	667,717	257,705
Professional Fees	130,854	7,540
Advertising and Marketing	2,757	8,022
Depreciation and Amortization	16,714	9,203
Website	663	11,793
Rent Expense	19,200	21,881
Utilities	4,506	10,033
Travel	8,055	13,029
Income From Operations	789,470	525,486
Other Income / (Expenses)
Worker's Compensation Settlement	(5,000)	0
Interest Expense	(1,051)	(1,040)
Loss From Purchase of Inventory	(253,750)	0
Interest Income	195	0
Net Income	$529,864	$524,446

Basic and Diluted Net Income Per Common Share	$5,299	$5,244

Basic and Diluted Weighted Average Number of Common Shares Outstanding:	100	100

The accompanying notes are an integral part of these financial statements.

LIFTED LIQUIDS
STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income/(Loss)	$529,864	$524,446
Adjustments to reconcile net income to net cash provided by operations:
Bad Debt Expense	25,241	17,455
Depreciation and Amortization	16,714	9,203
Effect on cash of changes in operating assets and liabilities
Accounts receivable	(61,442)	(155,401)
Inventory	(96,716)	(218,099)
Security deposit	2,280	(1,600)
Accounts Payable and Accrued Expenses	181,474	(2,600)
Accrued Interest on ROU Asset	(118)	0
Deferred Revenue	60,895	(1,962)
Net cash provided by operating activities	$658,192	$171,442
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(3,742)	(36,295)
Purchase of intangible asset	(5,000)	0
Net cash used in investing activities	$(8,742)	$(36,295)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(54,930)	(54,357)
Net cash used in financing activities	$(54,930)	$(54,357)
Net cash increase/(decrease) for period	$594,520	$80,790
Cash at beginning of period	144,284	63,494
Cash at end of period	$738,804	$144,284

	For the Years Ended
	December 31,
	2019	2018
Supplemental Cash Flow Information
Cash paid during the period for:
Interest	1,051	1,040
Income taxes	0	0

The accompanying notes are an integral part of these financial statements.

LIFTED LIQUIDS
STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2019

					Total
	Common Stock		Aggregate	Retained	Shareholders'
	Shares	Amount	Distributions	Earnings	Equity (Deficit)
Balance, December 31, 2017	100	$1,000	$(6,471)	$155,134	$149,663
Net Income				$524,446	$524,446
Shareholder Distributions			$(54,357)		$(54,357)
Balance, December 31, 2018	100	$1,000	$(60,828)	$679,580	$619,752
Net Income				$529,864	$529,864
Shareholder Distributions			$(54,930)		$(54,930)
Balance, December 31, 2019	100	$1,000	$(115,758)	$1,209,444	$1,094,686

The accompanying notes are an integral part of these financial statements.

LIFTED LIQUIDS

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization – Warrender Enterprise Inc. d/b/a Lifted Liquids (hereinafter sometimes referred to as “Lifted Liquids,” “Lifted” or the “Company”) was incorporated in the state of Wisconsin on September 19, 2014.

Nature of Operations – Lifted was created with a passion to build a culture-based organization focused upon quality products and a healthier lifestyle. Lifted produces its own lines of cannabinoid-infused products, as well as numerous cannabinoid-infused products for private label clients. In addition, Lifted has a raw goods supply chain that many customers benefit from: CBD and CBG isolate, full spectrum, broad spectrum water soluble, distillate and more.

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) typically requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. Key estimates in these financial statements include the allowance for doubtful accounts, estimated useful lives of property, plant and equipment, valuation allowance on deferred income tax assets and the fair value of stock options.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity date within 90 days. Cash equivalents are carried at cost. The Company maintains its cash balance at a credit-worthy financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk.

Fair Value of Financial Instruments – The historical carrying amount of the financial instruments, which principally include cash, trade receivables, historical accounts payable and accrued expenses, approximates fair value due to the relative short maturity of such instruments.

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair-value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quotes prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Accounts Receivable – The Company evaluates the collectability of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s recent loss history and an overall assessment of past due trade accounts receivable outstanding. Allowances for bad debts of $49,329 and $24,088 were recorded at December 31, 2019 and at December 31, 2018, respectively.

Inventory – Inventory is valued at the lower of average cost or market value (net realizable value). Inventory consisted of the following at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Raw Goods	$282,238	$200,250
Finished Goods	$38,356	$23,628
Total Inventory	$320,594	$223,878

Monthly overhead costs such as payments for rent, electric, gas and labor are allocated to finished goods based on the estimated percentage cost toward the finished goods.

Fixed Assets – Fixed assets are recorded and stated at cost. Fixed assets that cost less than $2,500 are expensed, and fixed assets that cost $2,500 or more are capitalized. Depreciation of machinery and equipment, leasehold improvements, and computer equipment, is based on the asset’s estimated useful life and is calculated using the straight-line method. Normal repairs and maintenance costs are expensed as incurred. Expenditures that materially increase values or extend useful lives are capitalized. The related costs and accumulated depreciation of disposed assets are eliminated and any resulting gain or loss on disposition is included in net income.

Management regularly reviews property and equipment and other long-lived assets for possible impairment. This review occurs annually, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, management then prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated using the present value of the future cash flows discounted at a rate commensurate with management’s estimates of the business risks.

Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. Long-lived assets held for sale are recorded at the lower of their carrying amount or fair value less cost to sell.

Security Deposit – The Company has paid a security deposit to its lessor for the Company’s current office, manufacturing and warehouse space.

Revenue

The Company recognizes revenue in accordance with Accounting Standards Codification ("ASC") 606.

Revenue Recognition on the Sale of Raw Materials to Customers

The Company sells water soluble CBD, distillate and isolate (“Raw Materials”) to various customers. The Company does not offer terms to customers buying Raw Materials. In the majority of sales of Raw Materials to customers, customers are required to pay the full price before receiving the Raw Materials. In some cases, with the sale of large quantities of Raw Materials to customers with whom the Company has established relationships, the Company may allow the customer to pay 50% of the purchase up front, and then, after delivery of the product, the customer is required to pay the remaining 50% of the purchase price.

Revenue Recognition on the Sale of Products to Private Label Clients

In the majority of cases, private label clients are required to pay up front for the goods that they order. If the private label client orders more than ten stock keeping units (“SKUs”) in an order, the Company will collect a down payment of at least 50% of the total purchase order, and then will collect the remaining amount upon delivery of the purchased goods.

Revenue Recognition on the Sale of Lifted Liquids-Branded Products to Wholesalers, Distributors and End Users

The Company sells its own branded products to distributors, which then sell Lifted’s products to vape shops, CBD stores, convenience stores, health food stores, and other outlets. The Company also sells its own branded products to wholesalers and directly to consumers online.

The Company’s revenue is recognized when it satisfies a single performance obligation by transferring control of its products to a customer. Control is generally transferred when the Company’s products are either shipped or delivered based on the terms contained within the underlying contracts or agreements.

The Company excludes from revenues all taxes assessed by a governmental authority that are imposed on the sale of its products and collected from customers.

Promotional and other allowances (variable consideration) recorded as a reduction to gross sales, primarily include consideration given to the Company’s distributors or retail customers including, but not limited to discounted or free products.

The Company’s promotional and other allowance accruals are established during the year for its anticipated liabilities. These accruals require management’s judgment. Differences between such estimated expenses and actual expenses for promotional and other allowance costs are recognized in earnings in the period such differences are determined.

Management believes that adequate provision has been made for cash discounts, returns and spoilage based on the Company’s historical experience.

Described below are some of the reasons why an end customer may want to return an ordered item, and how the Company responds in each situation:

1) The ordered item breaks in transit to the customer. In this case, the Company will replace the broken item at no cost to the customer.

2) The Company sent the wrong item to the customer. In this case, the Company will allow the customer to keep, at no cost to the customer, the item that was mistakenly sent to the customer. The Company will also send the correct product to the customer, at no cost to the customer.

3) The customer ordered the wrong product. In this case, the customer, at his/her own expense, must mail the mistakenly ordered product back to the Company, and the Company will mail the correct product to the customer.

The three scenarios described above do not occur frequently, and occurrences are immaterial.

In the event that a wholesaler or distributor wants to return a purchase, the Company will exchange the wholesaler’s or distributor’s purchase for store credit or for items of the same value so long as the purchase is not open or damaged; as such, any difference in sale price is immaterial.

Disaggregation of Revenue

Nearly all of the Company’s sales occur inside the United States of America.

Contract Liabilities

Amounts received from distributors at inception of their distribution contracts or at the inception of certain sales or marketing programs would be accounted for as deferred revenue. Cash received from a customer before the purchased product is shipped to the customer is treated as deferred revenue. There was deferred revenue of $64,696 and $3,801 recognized at December 31, 2019 and at December 31, 2018, respectively. All of the deferred revenue outstanding at December 31, 2018 was recognized in 2019.

Cost of Goods Sold – Cost of goods sold consists of the costs of raw materials utilized in the manufacture of products, direct labor, co-packing fees, repacking fees, in-bound freight charges, as well as internal transfer costs, warehouse expenses incurred prior to the manufacture of Lifted’s finished products and certain quality control costs. Raw materials account for the largest portion of cost of sales. Raw materials include ingredients, product components and packaging materials.

Operating Expenses – Operating expenses include payroll costs, travel costs, professional service fees, insurance, utility charges, advertising and marketing, depreciation and other general and administrative costs.

Basic and Diluted Earnings (Loss) Per Common Share – Basic earnings (loss) per common share is determined by dividing earnings (loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing earnings (loss) by the weighted-average number of common shares and dilutive common share equivalents outstanding during the period. When dilutive, the incremental potential common shares issuable upon exercise of stock options and warrants are determined by the treasury stock method. The following table summarizes the calculations of basic and diluted earnings (loss) per common share for the years ended December 31, 2019 and 2018:

	For the Year Ended
	December 31,
	2019	2018
Net Income	$529,864	$524,446
Weighted-Average Shares Outstanding	100	100

Basic and Diluted Earnings per Share	$5,299	$5,244

There were no options or warrants outstanding at December 31, 2019 or 2018.

Recently Issued Accounting Pronouncements – In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company is currently evaluating the impact of ASU 2019-12 on its financial statements.

In August 2018, the FASB issued ASU 2018-15, “Intangibles - Goodwill and Other - Internal Use Software (Subtopic 250-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs for internal-use software. The accounting for any hosting contract is unchanged. ASU 2018-15 is effective on January 1, 2020 with early adoption permitted, including adoption in any interim period. The Company is currently evaluating the impact of ASU 2019-12 on its financial statements.

Advertising and Marketing Expenses – Advertising costs are expensed as incurred. During the year ended December 31, 2019, the Company incurred $2,757 in advertising and marketing expenses, of which were primarily online advertising. In comparison, during the year ended December 31, 2018, the Company incurred $8,022 in advertising expenses, of which were primarily online advertisements.

Compensated Absences – Paid time off (“PTO”) is provided to employees and subcontractors that obtain approval for it from Nicholas S. Warrender, CEO of Lifted. Any approved PTO is granted at Mr. Warrender’s discretion, and mandatory PTO is zero days, thus no accrual is necessary.

Off-Balance Sheet Arrangements – We have no off-balance sheet arrangements.

NOTE 3 – RISKS AND UNCERTAINTIES

Going Concern – The COVID-19 pandemic and its ramifications, combined with the expenses and potential liabilities associated with litigation involving Lifted, have created significant adverse risks to the Company, which cause substantial doubt about the Company’s ability to continue as a going concern. In addition, factors that could materially affect future operating results include, but are not limited to, changes to laws and regulations, especially those related to vaping, vendor concentration risk, customer concentration risk, customer credit risk, and counterparty risk. The Company maintains levels of cash in a bank deposit account that, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and it believes it is not exposed to any significant credit risk on cash.

Management plans to sustain the Company by taking the following actions: (1) closely monitoring legislation or regulations that may affect the Company’s business; (2) anticipating consumer demands to manufacture products that consumers will buy; (3) developing more vendor and customer relationships; (4) acquiring and/or developing profitable businesses that will create positive income from operations; and/or (5) completing private placements of the Company’s common stock and/or preferred stock. However, there can be no assurances or guarantees whatsoever that the Company will be successful in consummating such actions on acceptable terms, if at all. Moreover, many of such actions can be expected to result in substantial dilution to the existing shareholders of the Company.

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and Equipment consist of the following:

Asset Class	December 31, 2019	December 31, 2018
Machinery & Equipment	$73,777	$73,777
Computer Equipment	$7,024	$3,281
Leasehold Improvements	$33,014	$33,014
Sub-total:	$113,815	$110,072

Less: accumulated depreciation	$(31,266)	$(14,830)
	$82,549	$95,242

Estimated useful lives per asset class are:

Asset Class	Estimated Useful Life
Machinery & Equipment	120 months
Computer Equipment	60 months
Leasehold Improvements	48 months

Total depreciation expense of $16,436 and $9,203 was recognized during the years ended December 31, 2019 and 2018, respectively.

NOTE 5 – INTANGIBLE ASSETS, NET

www.LiftedMade.com Website – During the year ended December 31, 2019, Lifted paid a third party to develop a new website, www.LiftedMade.com, with new features and functionality. A total of $5,000 was spent developing the website during the year ended December 31, 2019. The website is being amortized over 36 months, and $278 in amortization related to the website was recognized during the year ended December 31, 2019.

NOTE 6 – RELATED PARTY TRANSACTIONS

Commissions Paid – In 2019, $34,972 in commissions were paid to Robert Warrender, who is Nicholas S. Warrender’s brother. In comparison, in 2018, $800 in commissions were paid to Robert Warrender.

Shipping Costs – Lifted shares a shipping account with a company operated by Nicholas S. Warrender’s father. Lifted does this in an effort to reduce shipping costs, as the shipper gives a price discount based on volume. The cost of shipping Lifted’s products are paid for by Nicholas S. Warrender’s father’s company, and Lifted reimburses Nicholas S. Warrender’s father’s company.

NOTE 7 – SHAREHOLDERS’ EQUITY

Ownership – As of December 31, 2019, Nicholas S. Warrender was the sole owner of Lifted.

Equity Structure – There were 100 shares of common stock authorized and outstanding at December 31, 2019 and 2018. There is no par value to the common stock shares. There was no preferred stock authorized or outstanding at December 31, 2019 and 2018.

Distributions to Owner – During the year ended December 31, 2019, Lifted was an S corporation, and distributions of $54,930 and $54,357 were paid to Nicholas S. Warrender during the years ended December 31, 2019 and 2018, respectively. Of the $54,930 distributed to Nicholas S. Warrender during the year ended December 31, 2019, $11,391 of this consisted of medical expenses, and $43,539 were expenses paid on behalf of Nicholas S. Warrender. Of the $54,358 distributed to Nicholas S. Warrender during the year ended December 31, 2018, $13,495 of this consisted of medical expenses, and $40,863 were expenses paid on behalf of Nicholas S. Warrender.

NOTE 8 – CONTINGENT CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

Operating Lease Right-of-Use Asset – In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”). The amended guidance, which is effective for the Company on January 1, 2019, requires the recognition of lease assets and lease liabilities on the balance sheet for those leases with terms in excess of 12 months and currently classified as operating leases. Leases with an initial term of one year or less are not recorded on the balance sheet; lease expense for these types of leases are recognized on a straight-line basis over the lease term. Options to extend or terminate a lease are not included in the determination of the right-of-use asset or lease liability unless it is reasonably certain to be exercised. Lifted adopted ASU 2016-02 using the modified retrospective approach, electing the package of practical expedients.

Lifted does not own any physical properties. Lifted’s corporate office, manufacturing facility and warehouse is located in Zion, Illinois, where Lifted has rented 3,300 square feet of space. The lease started June 1, 2018, and terminates on June 1, 2021. Lifted has plans to expand its operations in Zion as opportunities arise. The Company’s lease agreement does not contain any material residual value guarantees or materially restrictive covenants.

As the Company's lease does not provide an implicit rate, the Company used an incremental borrowing rate based on the information provided by a banker in determining the present value of lease payments. The discount rate used in the computations was 5.5%.

Balance Sheet Classification of Operating Lease Assets and Liabilities

Asset	Balance Sheet Line	December 31, 2019
Operating Lease Right-of-Use Asset	Non-Current Assets	$26,019

Liability	Balance Sheet Line	December 31, 2019
Current Operating Lease Liability	Current Liabilities	$18,230
Operating Lease Liability	Non-Current Liabilities	$7,672

Lease Cost

The table below summarizes the components of lease costs for the year ended December 31, 2019.

Year Ended December 31, 2019
Operating lease costs	$19,200

Maturities of Lease Liabilities

Maturities of lease liabilities as of December 31, 2019 are as follows:

2020 fiscal year	19,200
Total lease payments	19,200
Less: Interest	(970)
Present value of lease liabilities	18,230

The following table presents the Company’s future minimum lease obligation under ASC 840 as of December 31, 2019:

2020 fiscal year	19,200

Processing Services Agreement Between the Company and Merkabah Labs LLC – On May 9, 2019, Lifted entered into a one year Processing Services Agreement with Merkabah Labs, LLC ("Merkabah Labs"). Pursuant to such Processing Services Agreement, among other things, Merkabah Labs agreed to produce and sell a water soluble CBD nano product to Lifted, and so long as Lifted was not in breach of certain specified minimum quantity purchase requirements, Lifted shall be Merkabah Labs' exclusive supplier of such product for the duration of the Processing Services Agreement. In addition, among other things, Lifted and Merkabah Labs each agreed in such Processing Services Agreement not to disclose, directly or indirectly, to any person or entity the other party's confidential information, and the receiving party agreed that is shall not use the other party's confidential information for its private benefit, but only in furtherance of the purposes of such Processing Services Agreement. Lifted has filed a lawsuit against Merkabah Labs, its majority owner Ryan Puddy, Merkabah Technologies, LLC, and Ralph L. Taylor III (collectively, the "defendants") alleging, among other things: that the defendants' orchestrated and deliberately misappropriated Lifted's confidential business, proprietary, and trade secret information, in breach of contract and breach of fiduciary duties; that the defendants wrongfully acquired, disclosed, and used Lifted's information through unauthorized access to Lifted's internal email communications and other improper means in violation of federal, state and common law; that defendants consciously conspired and deliberately pursued a fraudulent and malicious scheme to pick apart Lifted's business from within and steal Lifted's confidential business, proprietary, and trade secret information to further their own economic or corporate interests, to the detriment of Lifted; and that defendants knowingly benefitted from their colluded misappropriation of Lifted's confidential business, proprietary, and trade secret information, and unfair competition enabling defendants to quickly create a competing company using Lifted's resources and personnel and reap the associated awards in the marketplace without contributing or expending any of their own time, money, resources, knowledge or experience.

Loss on Purchase of Inventory – During the year ended December 31, 2019, the Company incurred a loss of $253,750 from the purchase of CBD isolate. In January 2019, a former independent contractor of Lifted and another gentleman tried to broker the sale of 50 kilos of CBD isolate from an Oregon-based company to Lifted. In February 2020, Lifted made two payments totaling $253,750 for the CBD isolate. As of the date of this report, Lifted has still not received any of the CBD isolate for which it had paid. Nor has Lifted been refunded the $253,750 that Lifted had paid for the CBD isolate. Lifted has not yet decided whether to file lawsuits against the parties involved in this debacle.

NOTE 9 – INCOME TAX PROVISION

The Company is treated as an S corporation for income tax purposes. As such, income flows through to the Company’s owner, and no tax provision has been recorded as of December 31, 2019.

The Company filed its federal and state income tax return for 2018. The Company has not yet filed its federal or state income tax returns for 2019. The Company is current on its tax filing obligations and has filed an extension for the 2019 tax year. The state income tax returns for 2018 were filed in Illinois and Wisconsin. The state income tax returns for 2019 will be filed in Illinois and Wisconsin.

NOTE 10 – LEGAL PROCEEDINGS

The Company may be involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies, the Company records accruals for contingencies to the extent that management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred.

Lifted is involved in two pending lawsuits, one as a defendant (described below), and the other as the plaintiff (please refer to Note 12 – Subsequent Events) for information.

During the year ended December 31, 2019, Lifted became involved in following pending lawsuit, as the defendant:

MILE HIGH LABS, INC., Plaintiff, v. WARRENDER ENTERPRISE, INC. d/b/a LIFTED LIQUIDS, Defendant (United States District Court for the District of Colorado; Civil Case No. 1:19-cv-02495-NYW) – In August 2019, Mile High Labs, Inc. sued Lifted in federal court in Colorado, alleging that Lifted reneged on an alleged purchase of $825,000 worth of CBD isolate. Lifted has challenged the jurisdiction of the Colorado court, arguing that Lifted does not conduct business in Colorado. When appropriate, Lifted intends to deny the material allegations of the complaint. However, no assurance or guarantee can be given regarding the disposition of this lawsuit. Any unfavorable result in the lawsuit could have a material adverse effect on Lifted and the Company, and upon the price of the Company's common stock. In addition, Lifted is incurring, and is expected to continue to incur, substantial time, effort and legal fees associated with this lawsuit. The Company has recorded an accrual for the use of $60,000 worth of the CBD isolate in question.

NOTE 11 – WORKER’S COMPENSATION CLAIM

During the year ended December 31, 2019, Lifted became involved in the following pending worker’s compensation claim, as the defendant:

MARTHA, EDGAR v. LIFTED LIQUIDS – Edgar Martha, who worked as an independent contractor in Lifted’s production facility, has sued Lifted in regard to an alleged chemical burn. Mr. Martha has expressed to Lifted’s attorney that Mr. Martha is inclined to settle the case for $5,000. However, there can be no assurance or guarantee that the case can be settled for $5,000, as the medical bills in the case are significant and Mr. Martha’s medical insurance carrier has refused coverage.

NOTE 12 – SUBSEQUENT EVENTS

We have evaluated subsequent events through the date of filing this Current Report on Form 8-K and we have identified the following for disclosure:

Description of Legal Proceeding

Subsequent to the year ended December 31, 2019, Lifted became involved in following pending lawsuit, as the plaintiff:

WARRENDER ENTERPRISE, INC. d/b/a LIFTED LIQUIDS, a Wisconsin corporation, Plaintiff, v. MERKABAH LABS, LLC, a Colorado limited liability company; MERKABAH TECHNOLOGIES, LLC, a Colorado limited liability company; RYAN PUDDY, an individual; and RALPH L. TAYLOR III, an individual, Defendants (United States District Court for the District of Colorado; Civil Action No. 1:20-cv-00155-SKC) In January 2020, Lifted filed a lawsuit against Merkabah Labs, LLC, Merkabah Technologies, LLC, Ryan Puddy and former Lifted representative Ralph L. Taylor III in connection with alleged breach of contract and intentional misappropriation, inducement, and illegal transfer and use of Lifted's confidential business, proprietary, and trade secret information by Merkabah Labs, LLC and Ralph L. Taylor III. Any unfavorable result in the lawsuit could have a material adverse effect on Lifted and the Company, and upon the price of the Company's common stock. In addition, Lifted is incurring, and is expected to continue to incur, substantial time, effort and legal fees associated with this lawsuit.

Acquisition of 100% of Lifted by Acquired Sales Corp.

Pursuant to an Agreement and Plan of Merger by and among Acquired Sales Corp., Lifted Liquids, Inc. (“Lifted”), Gerard M. Jacobs, William C. Jacobs, Warrender Enterprise Inc., and Nicholas S. Warrender, dated as of January 7, 2020, on February 24, 2020 Warrender Enterprise Inc. merged with and into Lifted, with Lifted being the survivor of the merger.

On February 24, 2020, 100% of the ownership of Lifted was acquired by Acquired Sales Corp. (“Acquired Sales”) of Lake Forest, Illinois (the “Merger”), for consideration of (1) $3,750,000 in cash, (2) $3,750,000 in the form of a secured promissory note, (3) 3,900,455 shares of unregistered common stock of Acquired Sales (the "Stock Consideration"), (4) 645,000 shares of unregistered common stock of Acquired Sales that constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger, and (5) warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of Acquired Sales at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger.

Pursuant to the Merger, Lifted is now operating as a wholly-owned subsidiary of Acquired Sales, led by Nicholas S. Warrender as Lifted's CEO and also as Vice Chairman and Chief Operating Officer of Acquired Sales.

Nicholas S. Warrender shall, subject to certain conditions, enjoy so-called “piggyback registration rights” and "demand registration rights" in regard to the Stock Consideration, pursuant to a Registration Rights Agreement.

From the date of acquisition (February 24, 2020) on, Lifted will be fully consolidated within Acquired Sales’ financial statements.

Distributions to Nicholas S. Warrender to Cover the Income Taxes Owed by Nicholas S. Warrender in Regard to the Net Income of Lifted Prior to February 24, 2020

Pursuant to Section 5.11 of the Agreement and Plan of Merger by and among the Company, Lifted, Gerard M. Jacobs, William C. Jacobs, Warrender Enterprise Inc. and Nicholas S. Warrender dated January 7, 2020, certain Estimated Tax Distributions were to be made to Nicholas S. Warrender to cover estimated income tax obligations of Nicholas S. Warrender in regard to the net income of Warrender Enterprise Inc. during 2019 and during the short taxable year commencing on January 1, 2020 and ending on February 23, 2020, the date before the closing date of the Merger. The parties orally agreed that these Estimated Tax Distributions would be made to Nicholas S. Warrender as promptly as feasible following the closing date. On March 6, 2020, Lifted distributed a total of $193,767 of Estimated Tax Distributions based upon good faith estimates of such federal and state income tax obligations of Nicholas S. Warrender calculated by a third party tax preparation firm.

Receipt of Loans under the Economic Injury Disaster Loan Program and the Paycheck Protection Program

In response to the coronavirus (COVID-19) pandemic the U.S. Small Business Administration (the “SBA”) is making small business owners eligible to apply for an Economic Injury Disaster Loan advance of up to $10,000 under its Economic Injury Disaster Loan program (the “EIDL”). This advance provides economic relief to businesses that are currently experiencing a temporary loss of revenue. This loan advance will not have to be repaid. Lifted applied for and received a $10,000 loan advance under the EIDL (“EIDL Advance”). Lifted also applied for and received a loan (the “PPP Loan”) under the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. The PPP Loan was issued by BMO Harris Bank (the “Lender”) in the aggregate principal amount of $149,622.50 and evidenced by a promissory note (the “Note”), dated April 14, 2020 issued by Lifted to the Lender. The Note matures on April 14, 2022. The Note bears interest at a rate of 1.00% per annum, payable monthly commencing on November 14, 2020, following an initial deferral period as specified under the PPP. The Note may be prepaid by Lifted at any time prior to maturity with no prepayment penalties. Proceeds from the PPP Loan will be available to Lifted to fund designated expenses, including certain payroll costs and other permitted expenses, in accordance with the PPP. Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent that at least 75% of the PPP Loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the SBA under the PPP. Acquired Sales Corp. intends that Lifted would use at least 75% of the PPP Loan amount for designated qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the PPP. No assurance can be given that Lifted will obtain forgiveness of the PPP Loan in whole or in part.

With respect to any portion of the PPP Loan that is not forgiven, the PPP Loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, and breaches of the provisions of the Note.

Section 9.1. The following financial statements represent the Pro Forma Consolidated Balance Sheet of the Company and Lifted Liquids, Inc. (formerly Warrender Enterprise Inc.) as of December 31, 2019, and the Pro Forma Consolidated Statement of Operations of the Company and Lifted Liquids, Inc. (formerly Warrender Enterprise Inc.) for the year ended December 31, 2019:

ACQUIRED SALES CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2019

	Lifted Liquids	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 738,804	$ 4,384,929	$ 5,123,733	$ 0		$ 5,123,733
Prepaid Expenses	0	9,583	9,583	0		9,583
Note Receivable from CBD Lion	0	200,000	200,000	0		200,000
Accounts Receivable, net of $49,329 allowance in 2019	201,230	0	201,230	0		201,230
Inventory	320,594	0	320,594	0		320,594
Total Current Assets	1,260,628	4,594,512	5,855,140	0		5,855,140
Investment in Ablis	0	399,200	399,200	0		399,200
Investment in Bendistillery and Bend Spirits	0	1,497,000	1,497,000	0		1,497,000
Fixed Assets, less accumulated depreciation of $31,266 in 2019 and $14,830 in 2018	82,549	0	82,549	0		82,549
Intangible Assets, less accumulated amortization of $278 in 2019 and $0 in 2018	4,722		4,722	0		4,722
Security Deposit	1,600	0	1,600	0		1,600
Operating Lease Right-of-Use Asset, net of Right-of-Use Asset Amortization of $17,336 in 2019	26,019	0	26,019	0		26,019
Total Assets	$ 1,375,518	$ 6,490,712	$ 7,866,230	$ 0		$ 7,866,230
LIABILITIES AND EQUITY
Current Liabilities:
Trade Accounts Payable	0	38,485	38,485	0		38,485
Accounts Payable and Accrued Expenses	190,234	0	190,234	0		190,234
Operating Lease Liability	18,230	0	18,230	0		18,230
Deferred Revenue	64,696	0	64,696	0		64,696
Series A Convertible Preferred Stock Dividends Payable	0	145,017	145,017	0		145,017
Series B Convertible Preferred Stock Dividends Payable	0	5,741	5,741	0		5,741
Total Current Liabilities	273,160	189,243	462,403	0		462,403
Non-Current Operating Lease Liability	7,672	0	7,672	0		7,672
Total Liabilities	280,832	189,243	470,075	0		470,075

Commitments and Contingencies	0	0	0	0		0

Equity:
Preferred Stock, $0.001 par value; 10,000,000 total shares authorized; out of which 400,000 shares of Series A Convertible Preferred Stock are authorized, and 66,150 shares of Series A Convertible Preferred Stock shares were issued and outstanding at December 31, 2019; and out of which 5,000,000 shares of Series B Convertible Preferred Stock are authorized, and 100,000 shares of Series B Convertible Preferred Stock shares were issued and outstanding at December 31, 2019	0	166	166	0		166
Common Stock, $0.001 par value; 100,000,000 shares authorized; 2,726,669 shares outstanding at December 31, 2019	0	2,727	2,727	4,545	Ref 1	7,272
Additional Paid-in Capital	0	21,691,128	21,691,128	(3,545)	Ref 1	21,687,583

Accumulated Earnings/(Deficit)		(15,392,552)	(15,392,552)	1,093,686	Ref 2	(14,298,866)
Common Stock, no par value; 100 shares authorized; 100 shares outstanding	1,000	0	1,000	(1,000)	Ref 1	0
Shareholder's Equity	1,093,686	0	1,093,686	(1,093,686)	Ref 2	0
Total Equity	1,094,686	6,301,469	7,396,155	0		7,396,155
Total Liabilities and Equity	$ 1,375,518	$ 6,490,712	$ 7,866,230	$ 0		$ 7,866,230

References:

Ref 1: Acquired Sales Corp. acquired 100% of the ownership of Lifted for $3,750,000 in cash, plus note consideration of $3,750,000, plus 3,900,455 shares of unregistered common stock of the Company (the "Stock Consideration"), plus 645,000 shares of unregistered common stock of the Company that will constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Company at the closing of the Merger (the "Deferred Contingent Stock"), plus warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Corporation at the closing of the Merger (the "Warrants"). Please note that the Warrants are not factored into the proforma calculation.

Ref 2: Eliminate Lifted Liquids' Shareholder's Equity.

ACQUIRED SALES CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	Lifted Liquids	Acquired Sales Corp.	Combined Totals	Pro Forma Adjustments	Ref	Adjusted Pro Forma Totals
Net Sales	$ 4,179,420	$ 0	$ 4,179,420	$ 0		$ 4,179,420
Cost of Goods Sold	2,402,851	0	2,402,851	0		2,402,851
Gross Profit	1,776,569	0	1,776,569	0		1,776,569
Stock Compensation Expense	0	874,154	874,154	0		874,154
Selling, General and Administrative Expenses	56,637	64,734	121,371	0		121,371
Consulting and Independent Contractor Fees	0	112,500	112,500	0		112,500
Auto Expense	5,622	0	5,622	0		5,622
Bank Charges and Merchant Fees	49,133	0	49,133	0		49,133
Bad Debt	25,241	0	25,241	0		25,241
Payroll Expenses	667,717	0	667,717	0		667,717
Professional Fees	130,854	211,543	342,397	0		342,397
Advertising and Marketing	2,757	0	2,757	0		2,757
Depreciation and Amortization	16,714	0	16,714	0		16,714
Website	663	0	663	0		663
Rent Expense	19,200	0	19,200	0		19,200
Utilities	4,506	0	4,506	0		4,506
Travel	8,055	0	8,055	0		8,055
Income (Loss) From Operations	789,470	(1,262,931)	(473,461)	0		(473,461)
Other Income / (Expenses)
Gain on Settlement	0	29,196	29,196	0		29,196
Worker's Compensation Settlement	(5,000)	0	(5,000)	0		(5,000)
Interest Expense	(1,051)	(27,998)	(29,049)	0		(29,049)
Loss From Purchase of Inventory	(253,750)	0	(253,750)	0		(253,750)
Interest Income	195	25,628	25,823	0		25,823
Net Income/(Loss)	$ 529,864	$ (1,236,105)	$ (706,241)	$ -		$ (706,241)

Pro forma net income per common share, basic and diluted:		$ (0.48)				$ (0.10)

Pro forma weighted average number of common shares outstanding:		2,577,349		4,545,455	Ref 1	7,122,804

References:

Ref 1: Acquired Sales Corp. acquired 100% of the ownership of Lifted for $3,750,000 in cash, plus note consideration of $3,750,000, plus 3,900,455 shares of unregistered common stock of the Company (the "Stock Consideration"), plus 645,000 shares of unregistered common stock of the Company that will constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Company at the closing of the Merger (the "Deferred Contingent Stock"), plus warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Corporation at the closing of the Merger (the "Warrants"). Please note that the Warrants are not factored into the proforma calculation.

ACQUIRED SALES CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On February 24, 2020, 100% of the ownership of Lifted was acquired by Acquired Sales Corp. (“Acquired Sales”) of Lake Forest, Illinois (the “Merger”), for consideration of (1) $3,750,000 in cash, (2) $3,750,000 in the form of a secured promissory note, (3) 3,900,455 shares of unregistered common stock of Acquired Sales (the "Stock Consideration"), (4) 645,000 shares of unregistered common stock of Acquired Sales that constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger, and (5) warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of Acquired Sales at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger.

Lifted produces its own lines of cannabinoid-infused products, as well as numerous cannabinoid-infused products for private label clients. In addition, Lifted has a raw goods supply chain that many customers benefit from: CBD and CBG isolate, full spectrum, broad spectrum water soluble, distillate and more.

The following unaudited pro forma financial information includes adjustments to the historical financial statements of Acquired Sales and Lifted that give effect to events that are directly attributable to the transaction and factually supportable. The following unaudited pro forma consolidated balance sheet has been prepared to present the effects on the historical financial position of Acquired Sales and Lifted as though the Merger had occurred on December 31, 2019. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 has been prepared to present the effects on the historical results of operations of Acquired Sales and Lifted assuming the Merger had occurred at the beginning of the period.

The accompanying pro forma financial information includes only the issuance of securities issued through December 31, 2019, and management has no obligation to update this pro forma information for events or transactions occurring after that date. However, if additional securities are issued, the effects of those issuances would affect the pro forma information included herein. The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the entities been combined during the year ended December 31, 2019.

ACQUIRED SALES CORP.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

Acquisition of 100% of Lifted by Acquired Sales Corp.

Pursuant to an Agreement and Plan of Merger by and among Acquired Sales Corp., Lifted Liquids, Inc. (“Lifted”), Gerard M. Jacobs, William C. Jacobs, Warrender Enterprise Inc., and Nicholas S. Warrender, dated as of January 7, 2020, on February 24, 2020 Warrender Enterprise Inc. merged with and into Lifted, with Lifted being the survivor of the merger.

On February 24, 2020, 100% of the ownership of Lifted was acquired by Acquired Sales Corp. (“Acquired Sales”) of Lake Forest, Illinois (the “Merger”), for consideration of (1) $3,750,000 in cash, (2) $3,750,000 in the form of a secured promissory note, (3) 3,900,455 shares of unregistered common stock of Acquired Sales (the "Stock Consideration"), (4) 645,000 shares of unregistered common stock of Acquired Sales that constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger, and (5) warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of Acquired Sales at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to Acquired Sales at the closing of the Merger.

Pursuant to the Merger, Lifted is now operating as a wholly-owned subsidiary of Acquired Sales, led by Nicholas S. Warrender as Lifted's CEO and also as Vice Chairman and Chief Operating Officer of Acquired Sales.

Nicholas S. Warrender shall, subject to certain conditions, enjoy so-called “piggyback registration rights” and "demand registration rights" in regard to the Stock Consideration, pursuant to a Registration Rights Agreement.

From the date of acquisition (February 24, 2020) on, Lifted will be fully consolidated within Acquired Sales’ financial statements.

Proposed Transaction Accounting Treatment

These pro forma consolidated financial statements have been compiled from and include:

a)A pro forma consolidated balance sheet combining the audited balance sheet of Lifted and the audited balance sheet of Acquired Sales as of December 31, 2019, giving the effect to the transaction as if it had occurred on December 31, 2019; and

b)A pro forma consolidated statement of operations combining the audited statement of operation of Lifted and the audited statement of operation of Acquired Sales for the year ended December 31, 2019, giving the effect to the transaction as if it had occurred on January 1, 2019.

The pro forma financial consolidated statements have been compiled using the significant accounting policies as set out in the audited financial statements of Acquired Sales and Lifted for the periods presented.

There are no material differences in the rights of the Company’s shareholders as a result of the Merger, as the nature of the shares of common stock of the Company has not changed due to the Merger. However, there has been stockholder dilution with additional shares and warrants outstanding.

The accounting treatment of the Merger is that the Company is deemed to be the accounting acquirer of Lifted, and Lifted is deemed to be the accounting acquiree, under the acquisition method of accounting.

The federal income tax consequences of the Merger are as follows: The transaction is expected to be booked as a tax-free exchange of stock pursuant to Internal Revenue Code Section 368, resulting in no federal income tax consequences of the stock portion of the transaction.

The unaudited pro forma consolidated financial statements give effect to the following adjustments (“References” or “Ref”):

References:

Ref 1: Acquired Sales Corp. acquired 100% of the ownership of Lifted for $3,750,000 in cash, plus note consideration of $3,750,000, plus 3,900,455 shares of unregistered common stock of the Company (the "Stock Consideration"), plus 645,000 shares of unregistered common stock of the Company that will constitute deferred contingent compensation to be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Company at the closing of the Merger (the "Deferred Contingent Stock"), plus warrants to purchase an aggregate of 1,820,000 shares of unregistered common stock of the Company at an exercise price of $5.00 per share that will be issued and delivered to certain persons specified by Nicholas S. Warrender in a schedule delivered by Nicholas S. Warrender to the Corporation at the closing of the Merger (the "Warrants"). Please note that the Warrants are not factored into the proforma calculation.

Ref 2: Eliminate Lifted Liquids' Shareholder's Equity.